EXHIBIT 99.1

February 4, 2010

Bill Burbank
2605 Windham Court
Delray Beach, Florida 33445

Re: Separation Agreement

Dear Bill:

This Separation Agreement reflects the terms of our mutual agreement concerning your resignation from Flint Telecom Group, Inc. (“Flint” or the “Company”).  The terms of this Agreement are as follows:

1.	Your full time employment with Flint remained in effect through February 4, 2010.

2.
It is the intent of Flint Telecom Group, Inc. to eventually repay (i) the personal funds that you have put into the Company, in the amount of one hundred thousand dollars ($100,000.00), (ii) as well as your unpaid wages of forty five thousand seven hundred eighty four dollars and sixty six cents ($45,784.66), less applicable withholding in accordance with the Company’s payroll practices, and (iii) all unpaid business expenses, provided that all expense reports and back up documentation/receipts must be submitted to the CEO by no later than March 15, 2010.  Moreover, the Company will use its best efforts to take steps to remove your personal guarantee from the Note to Paul McCarthy.

3.
As of February 3, 2010, you have 500,000 shares of vested stock. Flint shall vest and issue the remaining 1,500,000 shares, for a total of 2,000,000 shares of restricted stock.  Additionally, the Company shall issue 4,000,000 (four million) shares to in your Trust’s name as soon as the Company re-instates its account with its transfer agent, Computershare.

4.
You agree and acknowledge that none of these common shares acquired are, and may never be, registered under the Securities Act of 1933 or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons (as that term is defined in Regulation S under the Securities Act of 1933), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and in each case only in accordance with applicable state and federal securities laws.

5.
In accordance with the first amendment to the Agreement and Plan of Merger between the Company and CHVC, the Company agrees that Sections 7.1 and 7.4 of your Employment Agreement, which are similar in meaning and intent to Section 7.2(d)(iv) of the Agreement and Plan of Merger, are waived.

Section 7.2 of your employment shall remain as follows: Shall stand: “Books and Records.  All books, records, accounts and similar repositories of Confidential Information of the Company, whether prepared by the Executive or otherwise coming into the Executive’s possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of this Agreement”.

Section 7.3 was previously waived and is reconfirmed.

6.
The Company shall indemnify you against any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (including an action by or in the right of the Company) against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by you in connection with such action, suit or proceeding and with respect to any criminal action or proceeding, had no reasonable cause to believe your conduct was unlawful; provided however that no indemnification shall be made in respect of any claim, issue or matter as to which you shall have committed intentional, willful or reckless misconduct or gross negligence in the performance of your duty to the Company unless and only to the extent that a court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, you are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

7.
Each Party on behalf of itself and it’s respective heirs, family members, executors, and assigns, agrees to unconditionally fully and forever release and discharge the other party. (and its affiliates, subsidiaries, directors, board members, employees, agents, representatives, attorneys, and legal successors, past and present) from, and agrees not to sue concerning any and all claims, actions, causes of action, duties, obligations, liabilities, and damages, relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that each party may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, but not limited to:

a.	any and all claims relating to or arising from your employment or consulting relationship with the Company or any of its subsidiaries or affiliates, and the termination of that relationship;

b.
any and all claims relating to, or arising from, your right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.
any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; defamation; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion up to the date of this agreement;

d.
any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Fair Employment and Housing Act, and Labor Code section 201, et seq.;

e.	any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

f.	any and all claims for attorneys' fees and costs.

g.
any claims for wrongful discharge or breach of contract; any tort claims; any lost earnings or emotional distress claims; any discrimination claims; any claims based upon any state, federal or local employment-related statute, regulation or ordinance (including but not limited to the Age Discrimination in Employment Act); any wage-related claim; any claim relating to disability benefits; or any other claims arising out of, related to, or incidental to your employment with the Company or its subsidiaries or affiliates, or the termination of such employment.

8.
Each Party covenants and agrees that it shall not at any time make any disparaging remarks about the other Party, its affiliates, employees, officers or directors. Each Party agrees to conduct itself in a manner that reflects favorably at all times on the other Party, and the good name, goodwill and reputation of the other Party, its affiliates, employees, officers and directors. Each Party also covenants and agrees that it will not, at any time, whether for its own account or for the account of another person, access or interfere with the Company’s computer(s) or other technological equipment, hardware or software and/or the Company’s computer network, or the relationship of the Company with, or endeavor to entice away from the Company any person who, at any time during your engagement with the Company, was an employee, customer, potential customer, affiliate or supplier of the Company. If Flint is made aware of a breach of this provision, Flint shall provide you with written notice of the breach; if the breach is denied, you must provide written notice of your denial of the breach to Flint within five business days, at which point the dispute shall be governed by Section 13 of this Agreement. Otherwise, if no denial is received, you must immediately repay the shares of restricted common stock given to you as part of this Agreement, which includes any shares received or the fair market value thereof.

9.
This Agreement, or any action taken by the Company or yourself hereto, shall not be deemed or construed as (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

10.
This Agreement shall be governed by the laws of Florida.  If any provision of this Agreement is judicially determined to be unenforceable as written, such provision shall be construed so as to give it the maximum effect permitted under applicable law.

11.
In connection with any litigation arising out of this Agreement, the prevailing party shall be entitled to recover all costs incurred including, but not limited to, its reasonable attorneys' fees at all trial and appellate levels and post judgment proceedings.

12.
You are advised to consult with an attorney before signing this Agreement. YOU ACKNOWLEDGE THAT YOU HAVE CAREFULLY READ AND THAT YOU UNDERSTAND ALL OF THE PROVISIONS OF THIS AGREEMENT.  YOU KNOWINGLY AND VOLUNTARILY ACCEPT THIS AGREEMENT AND AGREE TO BE BOUND BY IT.

13.
In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

14.
This Agreement constitutes the entire agreement between you and Flint with respect to the subject matters addressed and supersedes and replaces all negotiations and agreements, whether written or oral.  This Agreement may not be altered or amended except by a written document signed by the parties to this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

15.
This Agreement may be executed via facsimile in counterparts, and each facsimile counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

If you accept this Agreement, please sign and date below and return the original to me.  The enclosed copy is for your records.  Please call me if you have any questions.

Sincerely,

/s/ Vincent Browne

Vincent Browne
Chief Executive Officer
Flint Telecom Group, Inc.

I voluntarily accept the above Separation Agreement and agree to be bound by it.

By:  /s/ Bill Burbank                                                                           February 5, 2010
Bill Burbank                                                                       Date